Exhibit 99.1

Your Community Bankshares, Inc. reports 2nd quarter net income available to common shareholders of $3.5 million, or $0.64 per diluted common share and 3rd quarter dividend

New Albany, Ind. (July 27, 2015) — Your Community Bankshares, Inc. (YCB) reported second quarter net income available to common shareholders of $3.5 million and earnings per diluted common share of $0.64.  Excluding merger and integration expenses resulting from the acquisition of First Financial Service Corporation of Elizabethtown, Kentucky (“FFKY”), net income available to common shareholders for the quarter would have been $3.6 million, or $0.65 per share, compared to $2.0 million, or $0.59 per share, for the same period in 2014 (for a reconciliation of non-GAAP financial information, see “Regulation G Disclosure” below).  The Company also announced that on July 21, 2015 its board of directors declared a quarterly cash dividend on the Company’s common stock of $0.12 per share payable on August 27, 2015 to shareholders of record on August 10, 2015.

“We are pleased with the reduction in non-performing assets that our experienced credit administration team realized during the second quarter.  Total acquired non-performing assets were down 48% during the second quarter while legacy non-performing assets were down 17%,” stated James Rickard, President and Chief Executive Officer. “We are very proud of the credit administration team we have in place and the job they have done in resolving both our legacy and acquired problem assets.”

“We recorded a larger provision for loan losses during the second quarter because of one large commercial relationship, which is one of the last large legacy problem loan situations remaining,” Mr. Rickard continued.  “Negotiations with the borrower revealed new information that caused us to re-evaluate the collectability of the remaining loan principal.  The results of this re-evaluation resulted in most of the $2.2 million in provision we recognized during the quarter.”

The following points summarize significant financial information for the second quarter of 2015:

•                  Net income for the second quarter of 2015 was $3.6 million while net income available to common shareholders was $3.5 million.  Excluding merger and integration expenses of $156,000 ($101,000, net of tax), net income would have been $3.7 million.

•                  Non-performing assets to total assets declined to 1.31% at June 30, 2015 from 2.06% at March 31, 2015.  Non-accrual loans declined from $16.8 million at March 31, 2015 to $12.2 million at June 30, 2015.  Foreclosed and repossessed assets declined from $15.8 million to $8.4 million over the same period.

•                  Tangible book value per common share was $19.31 as of June 30, 2015 as compared to $20.55 at 12/31/2014 and $18.99 at June 30, 2014.

•                  Net interest income increased to $13.9 million from $13.5 million in the first quarter of 2015 due primarily to a change in asset mix that resulted in an increase in the yield on earning assets from 4.22% in the first quarter of 2015 to 4.37% in the second quarter.  Average tax-exempt securities and total loans increased by $15.2 million and $7.3 million respectively, while taxable securities and interest-bearing deposits with banks declined by $30.3 million and $15.1 million.

•                  Fully tax equivalent net interest margin was 4.04%, an increase from 3.87% for the first quarter of 2015.  The increase in the margin was attributable to the same factors that drove the increase in net interest income.

•                  Provision for loan losses was $2.2 million, an increase from $190,000 for the same quarter in 2014.  The increase in provision was mostly due to one large commercial borrower relationship.  Non-interest income increased to $2.7 million compared to $2.4 million for the first quarter of 2015.  The increase was mostly attributable to lower non-interest income in the first quarter caused by disruption related to the conversion of FFKY customer data to YCB systems.

•                  Non-interest expense was $10.5 million as compared to $17.9 million for the first quarter of 2015.  The decrease was due to merger and integration expenses in the first quarter of $3.8 million compared to $156,000 in the second quarter of 2015 related to the acquisition of FFKY.  In addition to the reduction in merger and integration expenses, salaries and benefits declined because of attrition in financial centers acquired from FFKY and the reduction of non-customer contact support staff.  Due to higher than budgeted provision for loan losses, the Company reduced its incentive compensation, which is accrued for based on net income relative to its budget excluding incentive compensation expense.

•                  The Company’s effective tax rate was 9.43% during the quarter due to the recognition of $438,000 in low-income housing tax credits acquired from FFKY during the period, $219,000 of which were attributable to the first quarter. Excluding the amount attributable to the first quarter, the effective tax rate would have been 15.00%.

•                  Beginning March 31, 2015, the Company and its subsidiaries were subject to the new Basel III capital standards and met the definition of well-capitalized under the revised rules as of June 30, 2015.

•                  Selected performance ratios for the company are set out in the following table.

	Three Months Ended					Six Months Ended
	June	March	December	September	June	June	June
	30,	31,	31,	30,	30,	30,	31,
	2015	2015	2014	2014	2014	2015	2014
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

Return on average assets	0.89%	(0.23)%	1.11%	1.07%	1.00%	0.33%	1.01%
Return on average assets, excluding merger and integration expenses, net of income taxes	0.92%	0.37%	1.17%	1.12%	1.07%	0.64%	1.05%
Return on average equity	9.75%	(2.57)%	9.83%	9.59%	9.25%	3.60%	9.36%
Return on average equity, excluding merger and integration expenses, net of income taxes	10.02%	4.16%	10.46%	10.11%	9.88%	7.10%	9.75%
Net interest margin, fully tax equivalent	4.04%	3.87%	4.52%	4.28%	4.24%	3.95%	4.18%
Efficiency ratio (1)	58.85%	82.07%	57.15%	66.15%	62.02%	70.18%	64.48%

(1)  Net interest income on a fully taxable equivalent basis.  Excludes gains or losses on sales of securities, foreclosed asset expenses, amortization of intangibles, and merger and integration expenses.

Your Community Bankshares, Inc.

Consolidated Balance Sheets

	June 30, 2015	March 31, 2015 (1)	December 31, 2014	September 30, 2014	June 30, 2014
	(Unaudited)	(Unaudited)	(In thousands)	(Unaudited)	(Unaudited)
		(As Recast)
ASSETS
Cash and due from financial institutions	$28,947	$45,784	$12,872	$14,540	$19,350
Interest-bearing deposits in other financial institutions	32,383	56,290	6,808	5,655	18,727
Securities available for sale	398,292	385,498	202,177	202,174	199,071
Loans held for sale	390	221	—	—	246
Loans	1,005,016	1,001,708	603,575	593,124	588,160
Allowance for loan losses	(8,045)	(7,120)	(6,465)	(7,784)	(8,481)
Federal Home Loan Bank and Federal Reserve stock	3,807	5,451	4,964	5,964	5,964
Accrued interest receivable	5,083	4,802	3,152	3,028	3,144
Premises and equipment, net	31,462	31,793	18,124	17,986	18,204
Premises and equipment held for sale	5,635	5,655	—	—	—
Company owned life insurance	33,348	33,095	22,058	21,887	21,718
Goodwill	6,375	6,375	—	—	—
Core deposit intangible	5,634	5,951	682	759	839
Foreclosed and repossessed assets	8,354	15,945	4,431	4,677	6,029
Other assets	30,647	29,170	16,368	3,945	2,945
Total Assets	$1,587,328	$1,620,618	$888,746	$865,955	$875,916

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits
Non-interest bearing	$293,179	$285,634	$200,142	$187,592	$201,259
Interest-bearing	1,014,357	1,052,089	450,802	467,619	482,356
Total deposits	1,307,536	1,337,723	650,944	655,211	683,615
Short-term borrowings	42,989	39,228	45,818	37,070	37,459
Subscription agreement proceeds in escrow	—	—	20,774	—	—
Other borrowings	83,000	83,874	67,000	72,000	57,000
Accrued interest payable	703	462	158	87	87
Other liabilities	8,741	14,059	4,504	5,099	3,566
Total liabilities	1,442,969	1,475,346	789,198	769,467	781,727

SHAREHOLDERS’ EQUITY
Preferred stock (2)	28,000	28,000	28,000	28,000	28,000
Common stock	578	578	386	386	386
Additional paid-in capital	89,791	89,342	44,421	44,085	43,948
Retained earnings	32,228	30,419	32,110	30,196	28,403
Accumulated other comprehensive income	150	3,788	1,809	1,035	754
Treasury stock	(6,388)	(6,855)	(7,178)	(7,214)	(7,302)
Total shareholders’ equity	144,359	145,272	99,548	96,488	94,189
Total Liabilities and Shareholders’ Equity	$1,587,328	$1,620,618	$888,746	$865,955	$875,916

Book value per common share	$21.53	$21.81	$20.75	$19.88	$19.24
Tangible book value per common share	$19.31	$19.51	$20.55	$19.66	$18.99

(1)  Management obtained information subsequent to the issuance of the March 31, 2015 financial statements about the fair value of assets acquired from First Financial Service Corporation which resulted in an adjustment to the initial fair values established.  The table below details the adjustments to the March 31, 2015 consolidated balance sheet; there were no adjustments to the consolidated statement of operations for the period ending March 31, 2015.

	March 31, 2015
	As Previously Reported	Recast Adjustments	As Recast
	(In thousands)
Loans	$999,906	$1,802	$1,001,708
Premises and equipment held for sale	6,155	(500)	5,655
Foreclosed and repossessed assets	15,818	127	15,945
Other assets (deferred tax asset)	29,430	(260)	29,170
Goodwill	7,544	(1,169)	6,375

(2) On September 15, 2011, as part of the Small Business Lending Fund (“SBLF”) program, the Company sold $28.0 million of Non-Cumulative Perpetual Preferred Stock, Series B (the “SBLF Preferred Stock”), to the Secretary of the Treasury (the “Secretary”), and used the proceeds from the sale of the SBLF Preferred Stock to redeem the 19,468 shares of the Company’s Fixed Rate Cumulative Perpetual Preferred Stock, Series A (the “CPP Preferred Stock”), issued in 2009 to the Treasury under the CPP, plus the accrued and unpaid dividends owed on the CPP Preferred Stock.  The Company will be subject to all terms, conditions and other requirements for participation in SBLF for as long as any SBLF Preferred Stock remains outstanding.

Your Community Bankshares, Inc.

Consolidated Statements of Operations

	Three Months Ended					Six Months Ended
	June	March	December	September	June	June	June
	30,	31,	31,	30,	30,	30,	30,
	2015	2015	2014	2014	2014	2015	2014
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
	(In thousands)
Interest and dividend income
Loans, including fees	$12,787	$12,523	$7,911	$7,317	$7,098	$25,310	$13,722
Investment securities and other	2,319	2,233	1,322	1,313	1,312	4,552	2,689
Interest and dividend income	15,106	14,756	9,233	8,630	8,410	29,862	16,411

Interest expense
Deposits	580	574	245	255	267	1,154	520
Borrowed funds	612	698	291	201	206	1,310	429
Total interest expense	1,192	1,272	536	456	473	2,464	949
Net interest income	13,914	13,484	8,697	8,174	7,937	27,398	15,462
Provision for loan losses	2,155	106	637	166	190	2,261	472
Net interest income after provision for loan losses	11,759	13,378	8,060	8,008	7,747	25,137	14,990

Non-interest income
Service charges on deposit accounts	1,669	1,391	854	874	835	3,060	1,627
Interchange income	476	444	287	281	330	920	600
Earnings on company owned life insurance	253	252	170	169	168	505	332
Net gain on sales of available for sale securities	—	51	—	172	1	51	296
Mortgage banking income	74	117	42	40	28	191	44
Commission income	50	47	48	50	48	97	96
Other income	130	110	128	113	130	240	222
Non-interest income	2,652	2,412	1,529	1,699	1,540	5,064	3,217

Non-interest expense
Salaries and employee benefits	5,086	9,119	3,276	3,869	3,366	14,205	6,733
Occupancy & equipment	1,672	2,208	966	971	850	3,880	1,877
Data processing	921	1,814	670	618	663	2,735	1,329
Core deposit intangible amortization	318	397	78	80	81	715	164
Foreclosed assets, net	(95)	344	118	(148)	53	249	191
Other expense	2,573	4,042	1,444	1,467	1,516	6,615	2,786
Total non-interest expense	10,475	17,924	6,552	6,857	6,529	28,399	13,080

Income (loss) before income taxes	3,936	(2,134)	3,037	2,850	2,758	1,802	5,127

Income tax expense (benefit)	371	(1,198)	600	534	610	(827)	867
Net income (loss)	3,565	(936)	2,437	2,316	2,148	2,629	4,260

Preferred stock dividend	(109)	(110)	(110)	(110)	(109)	(219)	(219)
Net income (loss) available (attributable) to common shareholders	$3,456	$(1,046)	$2,327	$2,206	$2,039	$2,410	$4,041

Earnings (loss) per basic share	$0.64	$(0.19)	$0.68	$0.64	$0.59	$0.45	$1.18
Earnings (loss) per diluted share	$0.64	$(0.19)	$0.66	$0.63	$0.59	$0.44	$1.17
Dividend per common share	$0.12	$0.12	$0.12	$0.12	$0.12	$0.24	$0.24
Average number of basic shares	5,383,887	5,374,819	3,446,486	3,443,787	3,438,794	5,379,379	3,430,025
Average number of dilutive shares	5,437,602	5,374,819	3,499,951	3,480,816	3,468,424	5,426,509	3,461,288

Merger and integration expenses contained in:
Salaries and employee benefits	60	2,105	—	—	—	2,165	—
Occupancy & equipment	—	310	—	—	—	310	—
Data processing	27	719	—	—	—	746	—
Other expense	69	633	238	190	223	702	269
Total merger and integration expenses	156	3,767	238	190	223	3,923	269
Total merger and integration expenses, net of income taxes	101	2,486	157	125	147	2,550	177

Your Community Bankshares, Inc.

Average Balances, Interest Yields and Costs

	Three Months Ending,
	6/30/2015		03/31/2015		12/31/2014		09/30/2014		06/30/2014
	Average Balance	Average Yield/ Cost	Average Balance	Average Yield/ Cost	Average Balance	Average Yield/ Cost	Average Balance	Average Yield/ Cost	Average Balance	Average Yield/ Cost
	(In thousands)
ASSETS
Earning assets:
Interest-bearing deposits with banks	$48,008	0.41%	$63,092	0.36%	$6,113	0.39%	$14,424	0.51%	$13,433	0.26%
Taxable securities	288,420	1.84	318,695	1.71	117,961	1.78	109,297	1.76	112,139	1.75
Tax-exempt securities	98,423	5.52	83,217	5.57	80,416	5.49	80,809	5.50	81,619	5.59
Total loans and fees	1,000,865	5.17	993,536	5.15	595,578	5.34	592,327	4.97	583,345	4.94
FHLB and Federal Reserve stock	4,860	5.69	6,484	5.94	5,768	3.71	5,964	4.78	5,962	4.24
Total earning assets	1,440,576	4.37	1,465,024	4.22	805,836	4.78	802,621	4.50	796,498	4.47
Less: Allowance for loan losses	(7,532)		(6,838)		(7,743)		(8,505)		(8,501)
Non-earning assets:
Cash and due from banks	35,902		38,987		22,388		16,032		16,788
Bank premises and equipment, net	37,778		38,135		17,959		18,143		18,376
Other assets	96,967		124,855		40,034		38,889		39,963

Total assets	$1,603,691		$1,660,163		$878,474		$867,180		$863,124

LIABILITIES AND SHAREHOLDERS’ EQUITY

Interest-bearing liabilities:
Savings and other	$688,831	0.15%	$697,094	0.15%	$338,104	0.18%	$338,092	0.18%	$329,190	0.20%
Time deposits	352,394	0.36	377,230	0.33	133,684	0.28	138,573	0.28	144,331	0.29
Short-term borrowings	39,033	0.24	38,253	0.23	42,819	0.24	35,879	0.21	39,813	0.23
Other borrowings	83,170	2.84	87,999	3.12	71,837	1.46	57,707	1.25	60,187	1.22
Total interest-bearing liabilities	1,163,428	0.41	1,200,576	0.43	586,444	0.36	570,251	0.32	573,521	0.33

Non-interest bearing liabilities:
Non-interest demand deposits	283,101		279,879		185,844		195,011		191,466
Accrued interest payable and other liabilities	10,453		32,251		7,800		6,127		4,968
Shareholders’ equity	146,709		147,457		98,386		95,791		93,169

Total liabilities and shareholders’ equity	$1,603,691		$1,660,163		$878,474		$867,180		$863,124

Net interest spread		3.96%		3.79%		4.42%		4.18%		4.14%
Net interest margin		4.04		3.87		4.52		4.28		4.24

Accretion and Amortization of Fair Value Adjustments

	Three Months Ending,
	6/30/2015		03/31/2015		12/31/2014		09/30/2014		06/30/2014
	Fair Value Accretion	Impact on Net Interest Margin	Fair Value Accretion	Impact on Net Interest Margin	Fair Value Accretion	Impact on Net Interest Margin	Fair Value Accretion	Impact on Net Interest Margin	Fair Value Accretion	Impact on Net Interest Margin
	(In thousands)
Loans	$1,016	0.28%	$601	0.17%	$775	0.38%	$126	0.06%	$61	0.03%
Interest-bearing deposits	475	0.13	542	0.15	—	0.00	—	0.00	—	0.00
FHLB advances	62	0.02	62	0.02	—	0.00	—	0.00	—	0.00
Subordinated debentures	36	0.01	33	0.01	—	0.00	—	0.00	—	0.00
Total fair value accretion	$1,589	0.44%	$1,238	0.34%	$775	0.38%	$126	0.06%	$61	0.03%

Your Community Bankshares, Inc.

Selected Loan Information

	June 30, 2015	March 31, 2015 (1)	December 31, 2014	September 30, 2014	June 30, 2014
	(Unaudited)	(Unaudited)	(In thousands)	(Unaudited)	(Unaudited)
		(As recast)
ACQUIRED LOANS
Loans on non-accrual status	$6,168	$10,368	$96	$178	$400
Loans past due 90 days or more and still accruing	—	—	—	—	—
Foreclosed and repossessed assets	4,849	12,409	254	126	820
Total non-performing assets	11,017	22,777	350	304	1,220

Non-accretable yield on acquired loans	16,246	16,752	571	849	878

LEGACY LOANS
Loans on non-accrual status	6,016	7,354	7,439	9,031	9,189
Loans past due 90 days or more and still accruing	220	803	—	55	—
Foreclosed and repossessed assets	3,505	3,535	4,177	4,551	5,209
Total non-performing assets	9,741	11,692	11,616	13,637	14,398

Total Legacy Loans	625,624	588,076	570,864	556,525	549,192
Allowance for loan losses	8,045	7,120	6,465	7,784	8,481

Allowance for loan losses to legacy loans	1.29%	1.21%	1.13%	1.40%	1.54%

TOTAL LOANS
Loans on non-accrual status	$12,184	$17,722	$7,535	$9,209	$9,589
Loans past due 90 days or more and still accruing	220	803	—	55	—
Foreclosed and repossessed assets	8,354	15,944	4,431	4,677	6,029
Total non-performing assets	20,759	34,469	11,966	13,941	15,618

Non-performing assets to total assets	1.31%	2.13%	1.35%	1.60%	1.78%
Allowance for loan losses to total loans	0.81%	0.72%	1.07%	1.31%	1.44%

(1) Management obtained information subsequent to the issuance of the March 31, 2015 financial statements about the fair value of assets acquired from First Financial Service Corporation which resulted in an adjustment to the initial fair values established.  The adjustments are reflected in the selected loan information reported as March 31, 2015 above.

Reconciliation of Fully Tax Equivalent Adjustments to GAAP Net Interest Income

	6/30/2015		3/31/2015		12/31/2014		9/30/2014		6/30/2014
	Net Interest Income	Yield	Net Interest Income	Yield	Net Interest Income	Yield	Net Interest Income	Yield	Net Interest Income	Yield
	(In thousands)
GAAP net interest income	$13,914	3.87%	$13,484	3.73%	$8,697	4.28%	$8,174	4.04%	$7,937	4.00%

Tax equivalent adjustment
Investment securities	474	0.14	400	0.11	379	0.19	381	0.19	387	0.20
Loans	115	0.03	102	0.03	100	0.05	100	0.05	88	0.04
Total tax equivalent adjustment	589	0.17	502	0.14	479	0.24	481	0.24	475	0.24

Tax equivalent net interest income	14,503	4.04%	13,986	3.87%	9,176	4.52%	8,655	4.28%	8,412	4.24%

Regulation G Disclosure

This press release contains non-GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission (the “SEC”).  The Company believes that these non-GAAP financial measures provide information that is useful to the users of its financial information regarding the Company’s financial condition and results of operations.  Additionally, the Company uses these non-GAAP measures to evaluate its past performance and prospects for future performance.  The Company believes that this non-GAAP financial information is helpful in understanding the results of operations separate and apart from items that may, or could, have a disproportional positive or negative impact in any particular period.

While the Company believes that these non-GAAP financial measures are useful in evaluating Company performance, this information should be considered as supplemental in nature and not as a substitute for or superior to the related financial information prepared in accordance with U.S. GAAP.  Further, these non-GAAP financial measures may differ from similar measures presented by other companies.

The Company recognized expenses associated with its acquisition of First Financial Service Corporation during the three months ended June 30, 2015 which substantially impacts the reported financial results for those periods.  The Company believes excluding the charge provides investors and other interested parties with an additional meaningful measure to evaluate the Company’s results of operations.

	Three Months Ended June 30, 2015	Earnings per common share impact
	(In thousands)
Net income available to common shareholders reconciliation:
Net income available to common shareholders as reported	$3,456	$0.64
Less: Merger and integration expenses reported in non-interest expense	156	0.02
Less: Tax effect of merger and integration charges	(55)	(0.01)
Net income available to common shareholders excluding merger and integration expense and related tax effect	$3,557	$0.65

Net income reconciliation:
Net income as reported	$3,565
Less: Merger and integration expenses reported in non-interest expense	156
Less: Tax effect of merger and integration charges	(55)
Net income excluding merger and integration expense and related tax effect	$3,776

Non-interest expense reconciliation:
Non-interest expenses as reported	$10,475
Less: Merger and integration charges	(156)
Non-interest expense excluding merger and integration expense and related tax effect	$10,319

About Your Community Bankshares, Inc.

Your Community Bankshares, Inc. is a bank holding company headquartered in New Albany, Indiana. It includes two wholly owned, state-chartered subsidiary banks, Your Community Bank and The Scott County State Bank. The Company operates 41 financial centers in Indiana and Kentucky. The Banks are engaged primarily in the business of attracting deposits from the general public and using such funds for the origination of commercial business and real estate loans and secured consumer loans such as home equity lines of credit, automobile loans, and recreational vehicle loans. Additionally, the Banks originate and sell into the secondary market mortgage loans for the purchase of single-family homes. For more information visit www.yourcommunitybank.com and www.scottcountystatebank.com.

Statements in this press release relating to the Company’s plans, objectives, or future performance are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are based on management’s current expectations. The Company’s actual strategies and results in future periods may differ materially from those currently expected due to various risks and uncertainties, including those discussed in the Company’s 2014 Form 10-K and subsequent 10-Q filed with the Securities and Exchange Commission.

###

CONTACT:

Paul Chrisco
CFO

Your Community Bankshares, Inc.

812-981-7375